UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 30, 2004

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Item 2. Acquisition or Disposition of Assets
Signatures
ASSET PURCHASE AGREEMENT DATED MARCH 31, 2004
A LIST OF SCHEDULES, EXHIBITS AND ATTACHMENTS

Item 2. Acquisition or Disposition of Assets

     On July 30, 2004, pursuant to an Asset Purchase Agreement dated March 31, 2004 (the “Purchase Agreement”), Airgas, Inc. (the “Registrant” or the “Company”) acquired the assets of the U.S. packaged gas business of The BOC Group, Inc. (“BOC”) for $175 million in cash, exclusive of transaction costs, plus up to $25 million to be paid on or about November 15, 2005. The $25 million contingent portion of the purchase price is based on the Company achieving certain financial targets. The amount and type of consideration was determined on the basis of arm’s length negotiations between the Company and BOC. The acquisition was financed through borrowings on the Company’s existing variable rate U.S. revolving credit facility. The revolving credit facility is included under the Company’s Tenth Amended and Restated Credit Agreement dated July 30, 2001, which was previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s June 30, 2001 Quarterly Report on Form 10-Q.

     The Company acquired the BOC business based on its strategic fit with the Company’s existing packaged gas distribution business and to strengthen its national network by giving it a presence in important new geographies. The acquisition includes more than 120 retail stores, warehouses, fill plants and other operations in 21 states involved in distributing packaged industrial, specialty and medical gases, as well as welding equipment and supplies. The assets of the business also included trade receivables, inventory, real estate, and plant and equipment, including approximately one million cylinders used in the distribution of gas products. The acquired business generated approximately $240 million in revenue in BOC’s fiscal year ended September 30, 2003. The Company intends to continue to operate the acquired business and integrate the associated facilities into its existing packaged gas distribution network. Although nearly all of the assets acquired will be retained, the integration of the acquired business may result in the closure of certain redundant locations.

     Prior to completion of this acquisition, the Company purchased gas products for its packaged gas distribution business under supply agreements with various industrial gas producers including BOC. In connection with the Purchase Agreement, the Company and BOC signed reciprocal long-term supply agreements. The Company will become the supplier for a substantial portion of BOC’s resale packaged gas needs. BOC will supply gas products to support the operations it sold to the Company.

     The Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The Company’s press release dated July 30, 2004 announcing the closing of the acquisition was previously filed on August 2, 2004 on a Form 8-K pursuant to Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Pursuant to Rule 3-05(b)(2)(i) of Regulation S-X, financial statements are not required to be filed in connection with the transaction described under Item 2. of this Form 8-K.

(b) Pursuant to Rule 11-01(b) of Regulation S-X, pro forma financial information is not required to be filed in connection with the transaction described under Item 2. of this Form 8-K.

(c) Exhibits.

2.1 — Asset Purchase Agreement (the “Purchase Agreement”) dated March 31, 2004, by and between The BOC Group, Inc. and Airgas, Inc., Exhibit K thereto, the LOX/LIN/LAR Products Supply Agreement, and Exhibit M-1 thereto, the Gaseous Helium Supply Agreement (the “Supply Agreements”). Certain information contained in the Supply Agreements has been omitted pursuant to a request submitted to the Securities and Exchange Commission for confidential treatment. The portions of the documents that have been omitted are marked with brackets and asterisks [**]. The omitted information has been filed separately with the Securities and Exchange Commission.

(Except as set forth herein, the Schedules and Exhibits to the Purchase Agreement and the Attachments and Exhibits to the Supply Agreements are not being filed with this Current Report on Form 8-K. A list of all of the Schedules, Exhibits and Attachments are included under Exhibit 99.1, filed herewith. The Registrant agrees to furnish supplementally a copy of any such Schedules, Exhibits and Attachments to the Securities and Exchange Commission upon request.)

99.1 — A list of Schedules, Exhibits and Attachments to the Purchase Agreement and to the Supply Agreements.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.
(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Robert M. McLaughlin		AIRGAS SOUTH, INC.
AIRGAS GULF STATES, INC.
	Robert M. McLaughlin		AIRGAS MID SOUTH, INC.
	Vice President & Controller		AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA &
NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
RUTLAND TOOL & SUPPLY CO., INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Robert M. McLaughlin

Robert M. McLaughlin
Vice President

ATNL, INC.

(Co-Registrant)

		BY:	/s/ Melanie Andrews

Melanie Andrews
President

DATED: August 13, 2004